Exhibit 10.3
                                     FORM OF
                      THE FIRST NATIONAL BANK OF LITCHFIELD
                           FIRST AMENDED AND RESTATED
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

         This First Amendment and Restatement to the Supplemental Executive Retirement Agreement (this "Agreement") dated as of and effective the 1st day of January, 2006 (this "Agreement"), is made the 20th day of November, 2008 by and between THE FIRST NATIONAL BANK OF LITCHFIELD, a bank organized and existing under the national banking laws of the United States of America with its main office located at 13 North Street, Litchfield, Connecticut, 06759 (the "Bank") and ___________, whose mailing address is __________________ (the "Executive").

         Whereas, the Executive has been and continues to be a valued executive of the Bank;

         Whereas,    the    Executive    has    performed    his    duties    as
______________________ in a capable and efficient manner; and

         Whereas, the Bank wishes to ensure the continued loyalty and services of the Executive by providing him with deferred compensation,

         Now, therefore, in consideration of the foregoing premises and the services to be performed in the future as well as the mutual covenants and promises herein contained, it is agreed that this Agreement is hereby entered into as follows:

         In consideration of the mutual covenants herein contained and implied, the sufficiency of which is acknowledged by each party, the Bank and the Executive agree as follows:

         1. Definitions.
            -----------

            (a) "Accrued Benefit" means the gross annual payment equal to twenty-five percent (25%) of the Executive's Final Average Compensation multiplied by the Executive's Non-forfeitable Percentage set forth in Section 2(b).

            (b) "Actuarial Equivalent" means a benefit of equivalent value when computed on the basis of the applicable interest rate, for purposes of Code
Section 417(e)(3)(A)(ii)(II), for November of the calendar year preceding the year in which the Executive separates from service, and the mortality table set forth in Treas. Reg. ss.1.401(a)(9)-9.

            (c) "Cause" means the following:

                  (i) the commission by the Executive of any crime involving deceit, dishonesty or fraud with regard to the Bank or its business, or moral turpitude of such a nature as would adversely affect the reputation of the Bank;

                  (ii) the commission by the Executive of a material act or acts of dishonesty in connection with the performance of the Executive's duties to the Bank including, without limitation, misappropriation of funds or property;

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                  (iii)  an  act  or  acts  of  misconduct   (including   sexual
harassment) by the Executive;

                  (iv) continued willful non-performance by the Executive of duties (other than by reason of illness or disability) which has continued for more than five (5) days following written notice of non-performance from the Board of Directors (or Executive Committee); or

                  (v) the entry of a final cease and desist order with respect to safety and soundness violations by any federal or state regulatory agency having jurisdiction over the Bank, or the suspension, removal or termination of the employment of the Executive pursuant to an order by any federal or state regulatory agency having jurisdiction over the Bank, so long as any such order is determined in the sole discretion of the Board of Directors to relate to matters within the conduct or sphere of supervisory authority of the Executive.

         The determination of whether the Executive's employment shall be terminated for Cause shall be made at a meeting of the Board of Directors called and held for such purpose, at which meeting the Board of Directors makes a finding that in the good faith opinion of the Board of Directors an event set forth in subclauses (i) through (v) has occurred and specifying the particulars thereof in detail.

            (d) "100% Non-forfeitable Benefit" means the Accrued Benefit, determined with a non-forfeitable interest equal to 100%.

            (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (f) "Effective Date" means January 1, 2006.

            (g) "Final Average Compensation" means the average of the Executive's annual base salary (prior to any salary reduction contributions to any Section 401(k), 125 or 132 plan) and bonuses received by the Executive during the thirty-six (36) month period ending on December 31 of the calendar year immediately preceding the Executive's separation from employment with the Bank. Without limiting the foregoing, salary and bonus payments received during such 36-month period but attributable to an earlier period shall be considered under the preceding sentence; and amounts received after such period but attributable to services rendered during such period shall not be considered.

            (h) "Hour of Service" means each hour for which the Executive is paid or entitled to be paid for the performance of duties for the Bank or for non-performance of duties (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, jury duty, military duty or approved paid leave of absence.

            (i) "Normal Form" means a lump sum distribution.

            (j) "Year of Service" means each period of twelve (12) consecutive months commencing January 1, 2004 and each anniversary thereof during which the Executive is credited with at least 1,000 Hours of Service, including all such twelve (12) month periods prior to the Effective Date of this Agreement. The Executive shall accrue a Year of Service for all purposes hereunder if, in

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the  Executive's  final  year of  employment  with the Bank,  the  Executive  is credited with at least 1,000 Hours of Service.

         2. Payments to Executive.
            ---------------------

            (a) If the Executive remains continuously employed by the Bank until his termination of employment on or after completion of eleven (11) Years of Service, the Bank will pay to the Executive a gross amount equal to the Actuarial Equivalent of (i) the Accrued Benefit, multiplied by (ii) the number of whole years by which the Executive's life expectancy in years upon termination from employment (determined under the 1994 Group Annuity Reserving Table) exceeds the Executive's age in years as of such employment termination date. Said gross benefit amount will be paid in the Normal Form, subject to applicable withholding, and shall be payable on the date which is six (6) months after the Executive's employment with the Bank terminates or as soon as practicable thereafter.

            (b) The Executive's benefits under this Agreement shall become non-forfeitable in accordance with the following schedule, subject to the possible adjustments referenced in Sections 2(c) and Section 15 of this Agreement; provided, however, that all benefits payable hereunder shall be forfeited upon a termination from employment for Cause:

                 Years of Service      Non-forfeitable Percentage
                 ----------------      --------------------------

                        1 or less                  0%
                        2                         10%
                        3                         20%
                        4                         30%
                        5                         40%
                        6                         50%
                        7                         60%
                        8                         70%
                        9                         80%
                        10                        90%
                        11 or more               100%

            (c) If the Executive's benefits under this Agreement become payable upon the Executive's separation from service before the Executive's 62nd birthday for reasons other than Cause, Change in Control, death or disability pursuant to Sections 3 or 4 hereof, as applicable, then the gross amount of the Executive's benefit under shall be determined in accordance with Section 2(a), provided that the Accrued Benefit shall be reduced by 3.0% for each year benefits commence before the Executive's 62nd birthday. The foregoing 3.0% reduction shall be pro-rated for a partial year.

            (d) In lieu of the Normal Form provided by Section 2(a), with the written consent of the Board of Directors of the Bank, the Executive may elect, not less than twelve (12) months prior to the date on which the first payment is to commence, an optional form of monthly payments which are the Actuarial
Equivalent of the Normal Form to which the Executive is entitled; provided, however, that in the case of an election related to a payment not made on account of the Executive's disability (as defined in Section 4 hereof) or death, the payment(s) to be made

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with  respect to such  election  shall be deferred for a period of not less than five (5) years from the date such payment(s) would otherwise have been made and may not be made less than twelve (12) months prior to the date that the first scheduled payment would have been made in the Normal Form.

            (e) Notwithstanding anything to the contrary herein contained or implied, in no event shall the Executive be entitled to receive any benefits under this Agreement if he is terminated by the Bank for Cause.

         3. Death of the Executive.
            ----------------------

            (a) If the Executive  dies while employed by the Bank, the Bank will pay to the Executive's surviving spouse the Executive's Accrued Benefit assuming that the Executive had retired the day before his death with a 100% Non-forfeitable Benefit. The surviving spouse shall receive the death benefit in a lump sum within thirty (30) days of the death of the Executive or as soon as practicable thereafter. If the Executive leaves no surviving spouse, his estate shall receive the present value of the Executive's Accrued Benefit computed on the basis of the applicable interest rate, for purposes of Code Section 417(e)(3)(A)(ii)(II), for the month preceding the date of death in a lump sum as soon as practicable after the Executive's death.

            (b) If the Executive dies following the commencement of the payment of benefits under this Agreement, death benefits, if any, will be determined pursuant to the form of benefit payment in effect at the time of death.

         4. Disability Benefits.
            -------------------

         If the Executive shall be disabled as defined in this Section 4 while in the employ of the Bank and resigns from employment with the Bank on the basis of such disability, the Executive shall be entitled to receive the benefit amount to which he would be entitled under Section 2(a) determined as if the Executive had a 100% Non-forfeitable Benefit. For the purposes of this Section 4, the Executive shall be considered disabled if he (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or
(ii) is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the employees of the Bank by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of at least twelve (12) months. The Executive shall be deemed disabled if determined to be totally disabled by the Social Security Administration.

         5. Termination Without Cause.
            -------------------------

         If the Executive is terminated without Cause, the Executive shall be entitled to receive his Accrued Benefit payable pursuant to Section 2 above as if the Executive had terminated his employment with a 100% Non-forfeitable Benefit, subject to the possible adjustments discussed in Section 2(c).


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

         6. Re-employment.
            -------------

         If the Executive is rehired by the Bank before (i) he has received the payment provided under Section 2(a) or (ii) after he has begun receiving payments under Section 2(d) but before he has received all payments due thereunder, (x) such payment shall not be made or (y) such payments shall be discontinued until the Executive's subsequent retirement, whereupon the amount of the Executive's benefit under Section 2(a) or Section 2(d), as the case may be, shall be recalculated as of that time.

         7. Claims Procedure.
            ----------------

         (a) In the event the Executive or his beneficiary in the case of the Executive's death or their authorized representative (hereinafter, the "Claimant") asserts a right to a benefit under this Agreement which has not been received, in whole or in part, the Claimant must file with the Bank a claim for such benefit on forms provided by the Bank. The Bank shall render its decision on the claim within ninety (90) days after receipt of the claim. If special circumstances apply, the ninety (90) day period may be extended by an additional ninety (90) days, provided written notice of the extension is given to the Claimant during the initial ninety (90) day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Bank expects to render its decision on the claim. If the Bank wholly or partially denies the claim, the Bank shall provide written notice to the Claimant within the time limitations of this Section or the time to which it has been extended. Such notice shall set forth:

            (i) the specific reasons for the denial of the claim;

            (ii) specific reference to pertinent provisions of this Agreement on which the denial is based;

            (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary;

            (iv) a description of this Agreement's claims procedures, and the time limitations applicable to such procedures; and

            (v) a statement of the Claimant's right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") if the claim denial is appealed to the Bank and the Bank fully or partially denies the claim pursuant to Section 7(c).

         (b) A Claimant whose application for benefits is denied in whole or in part may request a full and fair review of the decision denying the claim by filing, in accordance with such procedures as the Bank may reasonably establish, a written appeal which sets forth the documents, records and other information relating to the claim within sixty (60) days after receipt of the notice of the denial by the Bank. In connection with such appeal and upon request by the Claimant, a Claimant may review (or receive free copies of) all documents, records or other information relevant to the Claimant's claim for benefit, all in accordance with such procedures as the Bank may reasonably establish. If a Claimant fails to file an appeal within such sixty (60) day period, he shall have no further right to appeal.

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

         (c) A decision on the appeal by the Bank shall include a review by the Bank that takes into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination. The Bank shall render its decision on the appeal no later than sixty (60) days after the receipt by the Bank of the appeal. If special circumstances apply, the sixty (60) day period may be extended by an additional sixty (60) days, provided written notice of the extension is given to the Claimant during the initial sixty (60) day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Bank will determine the appeal. If the Bank wholly or partly denies the claim on appeal, the Bank shall provide written notice to the Claimant within the time limitations of this Section or the time to which it has been extended. Such notice shall set forth:

            (i) the specific reasons for the denial of the appeal of the claim;

            (ii) specific reference to pertinent provisions of this Agreement on which the denial of the appeal of the claim is based;

            (iii) a statement of the Claimant's right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and

            (iv) a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA,

         (d) The Bank shall be the Plan Administrator with respect to this Agreement.

         (e) As Plan Administrator, the Bank shall have complete authority, in its sole and absolute discretion, to interpret the provisions of this Agreement and make determinations regarding eligibility. Without limiting the foregoing, the Bank shall administer this Agreement in a manner, and all provisions of this Agreement shall be interpreted to be, compliant with the provisions of Section 409A of the Code, and regulations and rulings issued thereunder, so as not to subject the benefits accruing hereunder to taxation pursuant to Section 409A(a)(1) of the Code.

         8. Provision for Incapacity.
            ------------------------

         If the Board of Directors (or Executive Committee) reasonably deems the Executive incapable of receiving his benefits by reason of illness, infirmity or incapacity of any kind, the Bank may make payments to any one or more persons or representatives as provided in a written direction received from the Executive while competent and, in the absence of any such written direction, to the following persons and representatives in the order set forth, i.e., first to the Executive's spouse and then to his children. The making of any such payment shall fully discharge the Bank from all obligations and liability under this Agreement.

         9. Violation of Agreement.
            ----------------------

         In the event of any violation of any terms of this Agreement by the Executive, the Bank, in addition to any other rights which it may have, shall be relieved of the liability to make any payments under this Agreement to, or on behalf of, the Executive so long as such violation

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continues (and may recover all payments made prior to such  violation) and shall have the right to specific enforcement of this Agreement by proceedings in equity. All costs, including attorney's fees, incurred by the Bank pursuant to this Section shall be reimbursed by the Executive upon entry of an order, decree, judgment or other pronouncement from the court, arbitrator or mediator to whom the matter is submitted that the Executive violated this Agreement.

         10. Non-assignable Rights.
             ---------------------

         Except as otherwise provided by this Agreement, neither the Executive nor his surviving spouse shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable.

         11. Independence of Agreement.
             -------------------------

         The benefits payable under this Agreement shall be independent of, and in addition to, any employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by the Bank to the Executive, whether as salary, bonus or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, and no provision hereof shall restrict the right of the Bank to discharge the Executive with or without Cause, or restrict the right of the Executive to terminate his employment.

         12. General Obligation of the Bank.
             ------------------------------

         The benefits provided under this Agreement constitute a mere promise by the Bank to make payments in the future, and the rights of the Executive hereunder shall be those of a general unsecured creditor of the Bank. Nothing contained herein shall be construed to create a trust of any kind or to render the Bank a fiduciary with respect to the Executive. The Bank shall not be required to maintain any fund or segregate any amount or in any other way currently fund the future payment of any benefit provided under this Agreement, and nothing contained herein shall be construed to give the Executive or any other person any right to any specific assets of the Bank or of any other person. This Agreement is intended to be, and shall in all events be construed and treated as, a deferred compensation arrangement for a "select group of management and highly compensated employees," within the meaning of Title I of ERISA.

         13. Establishment of Trust; Cooperation of Executive.
             ------------------------------------------------

         (a) The provisions of Section 12 notwithstanding, the Bank may, in its sole and absolute discretion, establish a trust to which funds earmarked for payment under this Agreement may be transferred and from which benefits arising hereunder, and subject to the provisions and limitations hereof, may be paid. Any such trust would contain provisions making it irrevocable by the Bank unless and until all benefits hereunder which are funded through such trust have been paid or provided for, except in the case of bankruptcy or insolvency of the Bank, in which event benefit payments from the trust would cease and assets thereof would revert to the Bank or be paid to its creditors.

         (b) The Bank may, for its corporate purposes, choose to obtain a policy or policies of life insurance on the Executive. The Executive agrees to fully cooperate in connection with the

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securing  of any  such  policy  or  policies  or  the  election  of any  options thereunder which the Bank may wish and to make himself available for medical examinations if necessary.

         14. Governing Law.
             -------------

         This Agreement shall be construed under and governed by the laws of the State of Connecticut except to the extent pre-empted by ERISA.

         15. Change of Control.
             -----------------

         This Agreement shall be binding upon any successor to the Bank following a Change in Control.

         (a) "Change in Control" means a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as such change is defined in Section 409A of the Code and Treasury Reg. ss.409A-3(i)(5) thereunder.

         (b) Upon a Change in Control followed within twenty-four (24) months by the Executive's termination for reasons other than death, disability or Cause, the Executive shall be entitled to receive the benefit amount to which he would be entitled to under Section 2(a), determined as if the Executive had a 100% Non-forfeitable Benefit.

         (c) Notwithstanding any provision of this Agreement to the contrary, to the extent any distribution(s), if made, under this Section 15 of this Agreement would result in "an excess parachute payment" under Section 280G of the Code, the Bank shall reduce or delay such distribution(s) to the extent necessary so that the distributions would not result in an excess parachute payment.

         16. Entire Agreement.
             ----------------

            This Agreement supersedes the prior agreement between Company and the Executive on the subject matter hereof dated as of January 1, 2006 and constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

            EXECUTED under seal as of the day and year first above written, and in the case of the Bank by its duly authorized representative.

                                         THE FIRST NATIONAL BANK OF LITCHFIELD

                                         DIRECTOR
ATTEST:                                  By:__________________________________

______________________                              (duly authorized)

                                         EXECUTIVE
ATTEST:                                  By:__________________________________

______________________


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